Exhibit A

to

Annual Report Concerning Foreign Utility Companies

on

Form U-33-S for the Fiscal Year ended
December 31, 2004

Filed by

SEMPRA ENERGY

The following organizational chart shows the relationship of Sempra Energy and its system public-utility companies to each foreign utility company:

ORGANIZATIONAL CHART
OF SEMPRA ENERGY UTILITIY COMPANIES
(As of December 31, 2004)

SEMPRA ENERGY
Enova Corporation
San Diego Gas & Electric Company*
Frontier Utilities of North Carolina, Inc.
Frontier Energy, LLC*
Pacific Enterprises
Southern California Gas Company*
Penobscot Natural Gas Company, Inc.
Bangor Gas Company LLC*
Sempra Global (fka Sempra Energy Global Enterprises)
Sempra Energy International
DGN de La Laguna-Durango, S. de R.L. de C.V. (0.29%)*
Pacific Enterprises International
Enova International
Sempra Energy Mexico, S.A. de C.V. (99.99999%)
Ecogas Mexico S. de R.L. de C.V. (formerly known as DGN de Chihuahua, S. de R.L. de C.V.) (69.11%)*
DGN de La Laguna-Durango, S. de R.L. de C.V. (99.71%)*
Distribuidora de Gas Natural de Mexicali, S. de R.L. de C.V. (78.52%)*
Sempra Energy International (España) S.L.
Energy Business International S.R.L. (0.00111%)
Luz del Sur S.A.A. (1.93%) *
Ontario Quinta, S.R.L. (0.000026%)
Luz del Sur S.A.A. (61.16%)*
Sempra Energy International Holdings B.V.
Sempra Energy International Canada Ltd.
Pacific Enterprises International Canada Ltd.
Ecogas Mexico S. de R.L. de C.V. (formerly known as DGN de Chihuahua, S. de R.L. de C.V.) (30.89%)*
Distribuidora de Gas Natural de Mexicali, S. de R.L. de C.V. (21.48%)*
Sempra Energy International Asociación en Participación (25%)
Chilquinta Energía S.A. (49.993%)*
Inversiones Sempra Chile Holdco Ltda.. (99.99996%)
Tecnored, S.A. (50%)*
Energy Business International S.R.L. (0.0122%)
Luz del Sur S.A.A. (1.930%)*
Peruvian Opportunity Company S.A.C. (50%)
Energy Business International S.R.L. (99.9656%)
Luz del Sur S.A.A. (1.930%) *
Luz del Sur S.A.A. (12.79%)*
Ontario Quinta S.R.L. (99.995207%)
Luz del Sur S.A.A. (61.16%)*
Sempra Energy International Chile Holdings I B.V (99.892%)
Sempra Energy (Denmark-1) ApS (100%)
Sodigas Pampeana S.A. (43.09%)
Camuzzi Gas Pampeana S.A. (86.09%) *
Sodigas Sur S.A. (43.09%)
Camuzzi Gas del Sur S.A. (90%) *
Sempra Energy International Asociación en Participación (75%)
Chilquinta Energía S.A. (49.993%)*
Inversiones Sempra Chile Holdco Ltda.. (99.99996%)
Tecnored, S.A. (50%)*
Energy Business International S.R.L. (0.0122%)
Luz del Sur S.A.A. (1.93%)*
Peruvian Opportunity Company S.A.C. (50%)
Energy Business International S.R.L. (99.9656%)
Luz del Sur S.A.A. (1.93%) *
Luz del Sur S.A.A. (12.79%)*
Ontario Quinta S.R.L. (99.995207%)
Luz del Sur S.A.A. (61.16%)*

* The utility companies are noted with an asterisk.